EXHIBIT 10.28

AMENDMENT NO. 3 TO

CONTINGENT CONVERTIBLE NOTE PURCHASE AGREEMENT

This Amendment No. 3 to Contingent Convertible Note Purchase Agreement (this “Amendment”) is entered into as of September 22, 2006 by and between Diedrich Coffee, Inc., a Delaware corporation (the “Company”), and Sequoia Enterprises, L.P., a California limited partnership (the “Lender”).

WHEREAS, pursuant to that certain Contingent Convertible Note Purchase Agreement dated as of May 10, 2004 by and between the Company and the Lender (as amended to date, the “Note Purchase Agreement”), the Lender agreed to loan money to the Company on the terms and subject to the conditions set forth therein.

WHEREAS, the Company has requested that the Lender amend the Note Purchase Agreement in certain respects and the Lender has agreed to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Conditions Precedent. The parties hereto agree that the Material Adverse Effect condition precedent to each loan shall be deleted and that Section 5.1(c) of the Note Purchase Agreement shall be amended and restated as follows: “Reserved.”

2. Amendment of Events of Default. The parties hereto agree that the Material Adverse Effect event of default shall be deleted and that Section 10.1(a)(xi) of the Note Purchase Agreement shall be amended and restated as follows: “Reserved.”

3. Amendment of Notice Requirements. The parties hereto agree that the Material Adverse Effect notice requirement shall be deleted and that Section 8.5(c) of the Note Purchase Agreement shall be amended and restated as follows: “Reserved.”

4. Extension of Maturity Date.

(a) The parties hereto agree to extend the Maturity Date; accordingly, the definition of “Maturity Date” set forth in Section 1.1 of the Note Purchase Agreement shall be amended and restated as follows:

“Maturity Date” shall mean the earliest of (i) the date of consummation of a Change of Control transaction, (ii) the date Notes are declared due and payable by Lender upon an Event of Default, or (iii) June 30, 2008.

(b) For the avoidance of doubt, the term “Maturity Date” used in Notes issued under the Note Purchase Agreement that are currently outstanding is hereby amended to reflect the amended and restated definition of such term in Section 4(a) hereof.

5. Calculation of Monthly Payments.

(a) To reflect the agreement of the parties hereto to extend the Maturity Date, the parties hereto agree to amend the calculation of Monthly Payments and that Section 3.3(a)(ii) of the Note Purchase Agreement shall be amended and restated as follows:

a principal payment on each Note equal to a percentage of the Outstanding Balance on the date of such Monthly Payment such that, when amortized in equal payments of interest over the term of the Note (from the date of issuance to June 30, 2008), 60% of the Outstanding Balance on the date of issuance of such Note shall be repaid by Maturity, plus

(b) To reflect the agreement of the parties hereto to extend the Maturity Date, the parties hereto agree to amend the calculation of Monthly Payments and that Section 2(c)(ii) of the Notes issued under the Note Purchase Agreement that are currently outstanding shall be amended and restated as follows:

a principal repayment equal to a percentage of the Outstanding Balance on the date of such Monthly Payment such that, when amortized in equal principal payments over the term of this Note (from the date of issuance to June 30, 2008), 60% of the Outstanding Balance on the date of issuance of this Note shall be repaid by Maturity.

(c) To reflect the agreement of the parties hereto to extend the Maturity Date, the parties hereto agree to amend the calculation of Monthly Payments and that Section 2(c)(ii) of the Form of Note attached to the Note Purchase Agreement as Exhibit A shall be amended and restated as follows:

a principal repayment equal to a percentage of the Outstanding Balance on the date of such Monthly Payment such that, when amortized in equal principal payments over the term of this Note (from the date of issuance to June 30, 2008), 60% of the Outstanding Balance on the date of issuance of this Note shall be repaid by Maturity.

6. Expiration Date of Warrants.

(a) To reflect the agreement of the parties hereto to extend the Maturity Date, the term “Expiration Date” used in warrants issued pursuant to the Note Purchase Agreement that are currently outstanding is hereby amended to mean June 30, 2010.

(b) To reflect the agreement of the parties hereto to extend the Maturity Date, the definition of “Expiration Date” in the Form of Warrant attached as Exhibit B to the Note Purchase Agreement is hereby amended to mean June 30, 2010.

7. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Note Purchase Agreement.

8. No Other Amendments. Except as expressly amended hereby, the Note Purchase Agreement shall remain in full force and effect as written.

9. Governing Law. This Amendment shall be governed in all respects by and construed in accordance with the laws of the state of California without regard to provisions regarding conflict of laws.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Signatures transmitted by facsimile or email shall constitute original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DIEDRICH COFFEE, INC.

By:	/s/ Stephen V. Coffey
Stephen V. Coffey
Chief Executive Officer

/s/ Sean M. McCarthy
Sean M. McCarthy
Chief Financial Officer

SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul C. Heeschen
Paul C. Heeschen
General Partner